CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Media General, Inc.

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Media General, Inc., of our report dated February 10, 1997, included in the 1996 Annual Report to Stockholders of Media General, Inc.

Our audits also included the financial statement schedule of Media General, Inc., listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in (a) the Registration Statement (Form S-8 No. 2-56905) pertaining to the 1971 Unqualified Stock Option Plan and the 1976 Qualified and Non-Qualified Stock Option Plans of Media General, Inc.; (b) the Registration Statement (Form S-8 No. 33-29478) pertaining to the Media General, Inc., Employees Thrift Plan; (c) the Registration Statement (Form S-8 No. 33-23698) pertaining to the 1987 Non-Qualified Stock Option Plan of Media General, Inc.; (d) the Registration Statement (Form S-3 No. 33-26853) pertaining to the Media General, Inc., Automatic Dividend Reinvestment and Stock Purchase Plan; (e) the Registration Statement (Form S-8 No. 33-52472) pertaining to the 1987 Non-Qualified Stock Option Plan of Media General, Inc., amended and restated May 17, 1991; (f) the Registration Statement (Form S-8 No. 333-16731) pertaining to the 1996 Non-Qualified Stock Option Plan Effective January 30, 1996 and (g) the Registration Statement (Form S-8 No. 333-16737) pertaining to the Thrift Plan Plus For Employees of Media General, Inc. and Register Publishing Company, Inc. Incentive Saving Plan, of our report dated February 10, 1997, with respect to the consolidated financial statements of Media General, Inc., incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of Media General, Inc., included in this Annual Report (Form 10-K) of Media General, Inc., for the fiscal year ended December 29, 1996.






                                                 ERNST & YOUNG LLP

Richmond, Virginia
March 27, 1997